Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Analyst Day Webcast and Presentation Availability and Financial Outlook

Santa Clara, CA, October 24, 2023 – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor ecosystem, today announced it will provide a live webcast of the presentation to be given by Adnan Raza, Chief Financial Officer, and Kimon Michaels, Executive Vice President, Products and Solutions and Co-Founder, at the PDF Solutions 2023 Analyst Day event. Both the live webcast and the presentation materials will be available on the Investor Relations section of the Company’s website at https://ir.pdf.com. The presentation will begin at 3:30 p.m. PDT (6:30 p.m. EDT) and conclude at approximately 5:00 p.m. PDT (8:00 p.m. EDT). A replay of the webcast will also be available at the at https://ir.pdf.com/webcasts  after completion of the live event.

2023 User Conference and Analyst Day

As previously announced, the Company will host its 2023 Analyst Day on Tuesday, October 24, 2023, in conjunction with its 17th Annual User Conference, at the Marriott Hotel in Santa Clara, CA. Due to limited capacity, in-person attendance is by invitation only.

Financial Outlook

The Company also confirmed that it continues to expect that its 2023 revenue growth rate will be in the lower double digits on a year-over-year percentage basis.

Forward-Looking Statements

The statements made on the planned analyst day regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth that are subject to future events and circumstances are forward-looking statements. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include, but are not limited to, risks associated with: expectations about the effectiveness of our business and technology strategies; expectations regarding recent and future acquisitions; current semiconductor industry trends; expectations of continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the impact of global economic trends and rising inflation and interest rates; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or supply and demand for the Company’s products; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare royalties; possible impacts from the evolving trade regulatory environment and geopolitical tensions; our ability to obtain additional financing if needed; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made during the event are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.